Exhibit 16.1

June 24, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated June 22, 2004 of Pemstar Inc. and are in agreement with the statements contained in

Item 4(a) therein. We have no basis to agree or disagree with other statements of the registrant contained herein.

/s/ Ernst & Young LLP